Exhibit 5.1

DECHERT LLP
2929 Arch Street
Philadelphia, PA 19104

May 13, 2013

Crown Holdings, Inc.
One Crown Way
Philadelphia, PA 19154

Re:    Crown Holdings, Inc. 2006 Stock-Based Incentive Compensation Plan and Crown Holdings, Inc.
2013 Stock-Based Incentive Compensation Plan

Ladies and Gentlemen:
We have acted as counsel to Crown Holdings, Inc., a Pennsylvania corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the “Securities Act”), relating to 8,689,945 shares of the Company's Common Stock, par value $5.00 per share (the “Common Stock”), which may be issued by the Company pursuant to Company's 2006 Stock-Based Incentive Compensation Plan and the 2013 Stock-Based Incentive Compensation Plan (collectively, the "Plans"). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the shares of Common Stock to be issued and sold pursuant to the Plans (the "Shares").

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(1) The Registration Statement;
(2) The Plans;
(3) The Articles of Incorporation, as amended (the "Articles of Incorporation") and the
Amended and Restated By-Laws of the Company, which are filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies. and the legal capacity of natural persons who are signatories to the documents examined by us.

In rendering the opinion expressed below, we have assumed that prior to the issuance of any of the Shares, there will exist under the Articles of Incorporation the requisite number of authorized but unissued shares of Common Stock. In addition, we have assumed that (i) option grants or stock awards under the respective Plans pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the Plans and any relevant agreements thereunder and in accordance with the Articles of Incorporation and applicable Pennsylvania law, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plans will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (iii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

On the basis of the foregoing, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefore in accordance with the terms of the Plans and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DECHERT LLP